Exhibit 10.11
CONFORMED COPY
PLEDGE AGREEMENT
     THIS PLEDGE AGREEMENT (this “Agreement”) dated as of February 21, 2008 is among RESIDENTIAL FUNDING COMPANY, LLC, a Delaware limited liability company (the “Pledgor”) and GMAC LLC, as Agent (“the Agent” or the “Secured Party”).
W I T N E S S E T H:
     WHEREAS, the Pledgor, the Lenders from time to time party thereto and the Agent entered into a Credit Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the “Credit Agreement”) pursuant to which the Pledgor agreed to borrow, and GMAC agreed to lend, up to $750,000,000; and
     WHEREAS, the Pledgor has issued, and may issue from time to time promissory notes, (as amended or otherwise modified from time to time, the “Notes”) to the Lenders with a maximum principal amount of $750,000,000;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. When used herein, (a) the capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):
     Collateral - see Section 2.
     Issuer means RFC Resort Funding, LLC, a Delaware limited liability company.
     Liabilities means all obligations (monetary or otherwise) of the Pledgor under the Credit Documents howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.
     Pledged Membership Interests - see Section 2A.
     2. Pledge. As security for the payment of the Liabilities, the Pledgor hereby collaterally assigns and pledges to the Secured Party, and grants to the Secured Party, a continuing security interest in, all of the following:
     A. All of the membership or other ownership interests in the Issuer, all other rights to acquire membership or other ownership interests in the Issuer, at any time or from time to time acquired by the Pledgor, any certificates representing any of the foregoing (including those in the Issuer as shown on Schedule I hereto), and all investment property in respect of such interests, including, without limitation, the Pledgor’s interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of the Issuer and the right to receive distributions of the Issuer’s cash, other property, assets and all options and warrants for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the certificates of formation, the limited liability company agreements or any of the other organizational documents of the Issuer, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, and certificates being hereinafter collectively referred to as the “Pledged Membership Interests”) delivered to the Secured Party in connection herewith, and all distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests;
     B. Any additional membership or ownership interests and other rights to acquire membership or other ownership interests in the Issuer, described from time to time owned or acquired by the Pledgor in any manner, any certificates representing the foregoing interests (any such additional interests constitute part of the Pledged Membership Interests, and the Secured Party is irrevocably authorized to unilaterally amend Schedule I to reflect such additional interests), and all options, warrants, distributions, investment property, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests (it being agreed that the Pledgor shall promptly thereafter deliver to the Secured Party a certificate duly executed by the Pledgor describing such percentage interests, certificates, units or options and certifying that the same have been duly pledged hereunder);
     C. All of the Pledgor’s right, title and interest in the loans listed on Schedule II hereto, as such Schedule II may be amended from time to time (the “Pledged Loans”) and the Related Security, and all of its interests in obligations of guarantors that have guaranteed the repayment of the Pledged Loans;
     D. All of the Pledgor’s right, title and interest in the Collections;
     E. All other property hereafter delivered to the Secured Party in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, distributions, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and
     F. All products and proceeds of all of the foregoing.
All of the foregoing are herein collectively called the “Collateral”.
     The Pledgor agrees to deliver to the Secured Party, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral (other than payments which the Pledgor is entitled to receive and retain pursuant to Section 5 hereof) which may at any time or from time to time be in or come into the possession or control of the Pledgor; and prior to the delivery thereof to the Secured Party, such

Collateral shall be held by the Pledgor separate and apart from its other property and in express trust for the Secured Party.
     3. Warranties; Further Assurances. The Pledgor warrants to the Secured Party for the benefit of each holder of Liabilities, that:
     (a) the Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of the Collateral, and such Collateral is free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder;
     (b) all membership interests referred to in Schedule I hereto are duly authorized, validly issued, fully paid and non-assessable;
     (c) the Issuer (i) has not provided in its operative documents that its equity interests are governed by Article 8 of the Uniform Commercial Code, (ii) has no equity securities dealt in or traded on securities exchanges or markets and (iii) is not an investment company;
     (d) Security Interest in Collateral.
     (i) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral and the proceeds thereof in favor of the Secured Party which security interest, upon the filing of a financing statement is, in the case of existing Collateral and the proceeds thereof, enforceable upon execution of this Agreement, as such as against creditors of the purchasers from the Pledgor accordance with its terms, expect as such enforceability may be limited by the Enforceability Exceptions;
     (ii) The Pledged Loans constitutes accounts, chattel paper, instruments or general intangibles within the meaning of the UCC;
     (iii) On the date of each Loan, the Pledgor owns good and marketable title to, or has a valid security interest in, the Collateral free of any liens other than liens created pursuant the terms of this Agreement and Permitted Liens, immediately prior to the date of the Loan on which such Collateral becomes subject to this Agreement;
     (iv) The Pledgor has caused the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral that can be perfected by filing a financing statement granted to the Secured Party hereunder; and
     (v) Other than the security interest granted to the Secured Party pursuant to this Agreement or any other Permitted Lien, the Pledgor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Pledgor has not authorized the filing of and is not aware of any mortgage, deed of trust, financing statement or other instrument similar in effect against the Pledgor, the Originator or any Developer that include a description of collateral covering the Collateral other than any filing (i) relating to the security interest granted to the Secured Party hereunder, (ii) that has been terminated or (iv) constitutes a Permitted Lien.

     (e) The chief place of business and chief executive office of the Pledgor are located at the address of the Pledgor referred to in Section 9.2 of the Credit Agreement and the Pledgor has been organized under the laws of the State of Delaware; and there are no, and during the past four months there have not been any, other jurisdictions where the Pledgor has been organized. The locations of the offices where the Pledgor keeps all the Records are in Minneapolis, Minnesota and Phoenix, Arizona.
     (f) The Pledgor has trade names, fictitious names, assumed names or “doing business as” names.
     (g) The Pledgor is solvent and will not be rendered insolvent by the transactions contemplated by the Credit Documents and, after giving effect to such transactions, the Pledgor will not be left with an unreasonably small capital for the business in which it is engaged for any business or transaction in which it is about to engage, the Pledgor has not intended to incur, or believe that is has incurred, debts beyond its ability to pay such debts as they mature, and the Company does not contemplate the commencement of insolvency, bankruptcy, liquidation or other proceedings for the appointment of a receiver, liquidator, conservator trustee or similar official in respect of the Pledgor or any of its assets.
     (h) The information set forth on Schedules I and II are true and correct with respect to each Pledged Membership Interest and Pledged Loan, respectively described therein.
     (i) The Pledgor does not have knowledge of any discharge, spill, uncontrolled loss or seepage of any Contaminant onto the property comprising or adjoining any location of a Resort or any other condition at any Resort which reasonably be expected could lead to (i) any environmental liability for the Pledgor or any Affiliate of Pledgor (ii) material environmental liability for any owner of any Resort or (iii) the imposition of a Lien (other than a Permitted Lien) on a Resort or Timeshare under any Environmental Law.
     (j) The Pledgor shall mark within 120 days of receipt thereof, the portions of the computer files relating to the Pledged Loans in possession by, or on behalf of the Pledgor and subject to this Agreement to be clearly and unambiguously marked to indicate that each such Pledged Loans constitutes part of the Collateral. Such marking shall be in a form which can be readily deciphered by an Person reading such computer files.
     So long as any of the Liabilities (other than contingent indemnification obligations with respect to which no claim has been made) shall be outstanding, the Pledgor:
          (i) shall not, without the prior written consent of the Secured Party, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the equity interests of the Issuer or any notes which are pledged hereunder or otherwise diminish or impair any of its rights in, to or under any of the Collateral;
          (ii) shall cause to be filed, and hereby authorizes the Secured Party to file, such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Secured Party) and do such other acts and things, all as the Secured Party may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties, other than Permitted Liens) to secure the performance and payment of the Liabilities;
          (iii) shall execute and deliver to the Secured Party such stock or bond powers and similar documents relating to the Collateral, reasonably satisfactory in form and substance to the Secured Party, as the Secured Party may reasonably request; and
          (iv) shall furnish the Secured Party or any holder of any Liabilities such information concerning the Collateral as the Secured Party or such holder may from time to time reasonably request, and shall permit the Secured Party or any holder of any Liabilities or any designee of the Secured Party or such holder, from time to time at reasonable times and on reasonable notice (or at any time without notice at any time that an Event of Default has occurred and is continuing), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Pledgor which pertain to the Collateral.
     4. Holding in Name of Secured Party, etc. The Secured Party may from time to time after the occurrence and during the continuance of an Event of Default, without notice to the Pledgor, take all or any of the following actions, subject, in each case, to the rights of the Bank Facility Agent under the Bank Facility Agreement and the Subordination Agreement: (a) transfer all or any part of the Collateral into the name of the Secured Party or any nominee or sub-agent for the Secured Party, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto and (f) take control of any proceeds of the Collateral.
     5. Voting Rights, Dividends and Payments, etc. (a) Notwithstanding certain provisions of Section 4 hereof, so long as the Secured Party has not given the notice referred to in subsection (b) below:
     A. The Pledgor shall be entitled to exercise any and all voting, membership or consensual rights and powers and purchase, contribution or subscription rights relating or pertaining to the Collateral or any part thereof for any purpose that is not in violation of this Agreement or the Credit Agreement.
     B. The Pledgor shall be entitled to receive and retain any and all lawful dividends, payments of principal, interest and other cash payments payable in respect of the Collateral which are paid in cash by the Issuer if such dividends, interest and other cash payments are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or securities or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall be forthwith delivered to the Secured Party in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.
     C. The Secured Party shall execute and deliver, or cause to be executed and delivered, to the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to receive the dividends, interest and payments which it is authorized to retain pursuant to clause (B) above.
     (b) Upon notice from the Secured Party to the Pledgor during the existence of an Event of Default, and so long as the same shall be continuing, all rights and powers which the Pledgor are entitled to exercise pursuant to Section 5(a)(A) hereof, and all rights of the Pledgor to receive and retain dividends, interest and payments pursuant to Section 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Secured Party, which shall have, during the continuance of such Event of Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends, interest and payments. Any and all money and other property paid over to or received by the Secured Party pursuant to this subsection (b) shall be retained by the Secured Party as additional Collateral hereunder and applied in accordance with the provisions hereof and of the other Credit Documents.
     6. Remedies. Whenever an Event of Default shall have occurred and be continuing, the Secured Party may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in New York or otherwise available to it. Without limiting the foregoing, whenever an Event of Default shall have occurred and be continuing the Secured Party (a) may, to the fullest extent permitted by applicable law but subject to the rights of the Bank Facility Agent under the Bank Facility Agreement and the Subordination Agreement, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of the Pledgor therein and thereto, at any public or private sale or brokers’ board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. The Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Secured Party of any of its rights and remedies during the continuance of an Event of Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten days before such disposition. Any proceeds of any of the Collateral may be applied by the Secured Party to the payment of expenses in connection with the Collateral, including, without limitation, reasonable fees and disbursements of counsel, and any balance of such proceeds shall be applied by the Secured Party toward the payment of such of the Liabilities, and in such order of application, as the Secured Party may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the Pledgor or as a court of competent jurisdiction shall direct).
     The Secured Party is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Secured Party shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
     7. General. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor shall request in writing, but failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Secured Party to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.
     No delay on the part of the Secured Party in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Secured Party, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     All obligations of the Pledgor and all rights, powers and remedies of the Secured Party and the holders of Liabilities expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.
     Upon payment in full in cash of all Liabilities (other than contingent indemnification obligations with respect to which no claim has been made), the security interest of the Secured Party hereunder shall terminate, and the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and the Secured Party will, at the Pledgor’s expense, execute and deliver (without representation or recourse whatsoever) to the Pledgor such other documents as the Pledgor may reasonably request to evidence such termination. In connection with any sales of assets permitted under the Credit Agreement, and provided adequate provision is made for the application of the proceeds thereof in a manner consistent with the requirements of the Credit Agreement, the Secured Party will release and terminate the liens and security interests granted under this Security Agreement with respect to such assets.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPALS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at, in the case of the Pledgor, the address set forth for the Pledgor in Section 9.2 of the Credit Agreement and, in the case of the Secured Party, the Secured Party’s address set forth in Section 9.2 of the Credit Agreement. Notices sent by facsimile transmission shall be deemed to have been given when sent with confirmation of receipt; notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.
     This Agreement shall be binding upon the Pledgor and the Secured Party and their respective successors and assigns, and shall inure to the benefit of the Pledgor and the Secured Party and the successors and permitted assigns of the Secured Party.
     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement. At any time after the date hereof, one or more additional Persons may become parties hereto by executing and delivering to the Secured Party a counterpart of this Agreement together with a supplement to Schedules I and II hereto setting forth all relevant information with respect to such Person as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by the terms of, this Agreement.
     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE

PREPAID, TO THE ADDRESS OF THE COMPANY SPECIFIED IN SECTION 9.2 OF THE CREDIT AGREEMENT, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     EACH OF THE PLEDGOR, THE SECURED PARTY AND (BY ACCEPTING THE BENEFITS HEREOF) EACH HOLDER OF LIABILITIES HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

RESIDENTIAL FUNDING COMPANY, LLC, as Pledgor

By:	/s/ David Flavin
Title:	Managing Director

GMAC LLC, as Secured Party

By:	/s/ David Walker

Title:	Group Vice President and Treasurer

SCHEDULE I
TO PLEDGE AGREEMENT
PLEDGED MEMBERSHIP INTERESTS
100% Membership Interest in RFC Resort Funding, LLC, a Delaware limited liability company

SCHEDULE II
TO PLEDGE AGREEMENT
PLEDGED LOANS
[See Attached]